UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JANUARY 3, 2005

(DATE OF EARLIEST EVENT REPORTED: DECEMBER 28, 2004)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2004, MTC Technologies, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, MTC Technologies, Inc., an Ohio corporation, entered into the Third Amendment to Credit Agreement, dated as of December 28, 2004 (the “Third Amendment”), with National City Bank, for itself and as lead arranger and administrative agent, KeyBank National Association, Fifth Third Bank, and Branch Banking and Trust Company, that, among other things, increases the Company’s revolving credit facility to $85 million and modifies certain financial covenants and certain definitions relating to such covenants.

The Third Amendment is filed herewith as Exhibit 10.1 hereto. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The exhibit listed below is being furnished pursuant to Item 1.01.

Ex.10.1	Third Amendment to Credit Agreement, dated as of December 28, 2004, by and among MTC Technologies. Inc., a Delaware corporation, MTC Technologies, Inc. (formerly known as Modern Technologies Corp.), an Ohio corporation, National City Bank, for itself and as lead arranger and administrative agent, KeyBank National Association, Fifth Third Bank, and Branch Banking and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2005	MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex.10.1	Third Amendment to Credit Agreement, dated as of December 28, 2004, by and among MTC Technologies. Inc., a Delaware corporation, MTC Technologies, Inc. (formerly known as Modern Technologies Corp.), an Ohio corporation, National City Bank, for itself and as lead arranger and administrative agent, KeyBank National Association, Fifth Third Bank, and Branch Banking and Trust Company.